Exhibit 99.1

Investor Relations Contact:
Isabell Novakov
214-252-4029
inovakov@hilltop-holdings.com

Hilltop Holdings Inc. Announces Financial Results for Third Quarter 2016

DALLAS — (BUSINESS WIRE) October 27, 2016 — Hilltop Holdings Inc. (NYSE: HTH) (“Hilltop”) today announced financial results for the third quarter of 2016. Hilltop produced income of $51.9 million, or $0.53 per diluted share, for the third quarter of 2016, compared to $46.9 million, or $0.47 per diluted share, for the third quarter of 2015. Hilltop’s annualized return on average assets and return on average equity for the third quarter of 2016 were 1.69% and 11.41%, respectively, compared to 1.49% and 10.97%, respectively, for the third quarter of 2015.

Hilltop also announced that, for the first time in its history, it will now start paying a quarterly dividend. Hilltop’s Board of Directors authorized a dividend program and declared a quarterly cash dividend of $0.06 per common share, payable on November 30, 2016, to all common stockholders of record as of the close of business on November 15, 2016.

Jeremy Ford, Co-CEO of Hilltop, said, “We are excited to announce that Hilltop’s Board of Directors has approved the initiation of a cash dividend to its stockholders. Our strong capital position and consistent earnings generation enable us to invest in future acquisitions and organic growth, while also returning cash to our stockholders.”

Mr. Ford continued, “During the quarter, we also began implementing the previously announced changes to our organization. The new structure and addition of William Furr as Hilltop CFO create a solid foundation to support the operations of our subsidiary companies and ensure Hilltop has the right platform for future growth.”

Alan White, Co-CEO of Hilltop, added “Our strong third quarter earnings highlight the diversity of our franchise and the earnings power of our collective business. PlainsCapital Bank delivered strong commercial loan growth, PrimeLending produced outstanding results by growing originations and expanding margins, HilltopSecurities generated solid revenue growth in its core businesses and National Lloyds experienced seasonally lower claims volumes.”

Third Quarter 2016 Highlights for Hilltop:

•	Hilltop’s total assets were $12.4 billion at September 30, 2016, compared to $13.1 billion at June 30, 2016;
•	Hilltop’s common equity increased by $53.2 million from June 30, 2016 to $1.8 billion at September 30, 2016;
•

Non-covered loans[1] held for investment, net of allowance for loan losses, increased by 3.7% to $5.6 billion and covered loans[1], net of allowance for loan losses, decreased by 9.3% to $292.0 million from June 30, 2016 to September 30, 2016;

•

Non-covered non-performing loans increased to $25.2 million, or 0.34% of total non-covered loans, at September 30, 2016, compared to $23.4 million, or 0.33% of total non-covered loans, at June 30, 2016;

•	Energy classified and criticized loans were $39.4 million at September 30, 2016, down from $41.5 million at June 30, 2016;
•	Loans held for sale increased by 7.9% to $1.7 billion from June 30, 2016 to September 30, 2016;
•	Total deposits were $7.0 billion at September 30, 2016, compared to $7.1 billion at June 30, 2016;
•	Hilltop maintains strong capital levels with a Tier 1 Leverage Ratio[2] of 13.41% and Total Capital Ratio of 18.82% at September 30, 2016;
•	Hilltop’s net interest margin[3] decreased to 3.65% for the third quarter of 2016, from 3.77% in the second quarter of 2016;
•	The provision for loan losses was $4.0 million during the third quarter of 2016, compared to $28.9 million in the second quarter of 2016;
o

The second quarter of 2016 included  an isolated,  $24.5 million charge-off as a result of irregularities in connection with a single loan that is currently in default, representing the entire outstanding principal balance of the loan;

•	For the third quarter of 2016, noninterest income was $354.5 million, compared to $296.5 million in the third quarter of 2015, a 19.6% increase;

•	For the third quarter of 2016, noninterest expense was $364.1 million, compared to $333.5 million in the third quarter of 2015, a 9.2% increase; and
•

In connection with the SWS Merger, during the third quarter of 2016, Hilltop incurred $5.4 million in pre-tax transaction and integration costs, consisting of  $1.0 million in the broker-dealer segment and $4.4 million within corporate.

1   “Covered loans” refer to loans acquired in the FNB Transaction that are subject to loss-share agreements with the FDIC, while all other loans are referred to as “non-covered loans.”

2     Based on the end of period Tier 1 capital divided by total average assets during the third quarter of 2016, excluding goodwill and intangible assets.

3     Net interest margin is defined as net interest income divided by average interest-earning assets.

Consolidated Financial and Other Information

Consolidated Balance Sheets	September 30,	June 30,	March 31,	December 31,	September 30,
(in 000's)	2016	2016	2016	2015	2015
Cash and due from banks	$528,519	$583,984	$512,103	$652,036	$526,692
Federal funds sold	40,419	29,677	15,406	17,409	24,861
Securities purchased under agreements to resell	138,284	149,474	96,646	105,660	83,889
Assets segregated for regulatory purposes	173,840	120,214	120,714	158,613	228,251
Securities:
Trading, at fair value	402,104	305,418	368,425	214,146	292,418
Available for sale, at fair value	563,720	517,784	666,328	673,706	726,132
Held to maturity, at amortized cost	365,934	354,443	310,478	332,022	305,316
	1,331,758	1,177,645	1,345,231	1,219,874	1,323,866
Loans held for sale	1,673,069	1,550,475	1,344,333	1,533,678	1,354,107
Non-covered loans, net of unearned income	5,674,655	5,472,446	5,366,065	5,220,040	4,999,529
Allowance for non-covered loan losses	(52,625)	(51,013)	(48,450)	(45,415)	(42,989)
Non-covered loans, net	5,622,030	5,421,433	5,317,615	5,174,625	4,956,540

Covered loans, net of allowance for covered loan losses	292,031	322,073	346,169	378,762	420,547
Broker-dealer and clearing organization receivables	1,340,617	2,257,480	1,370,622	1,362,499	2,111,864
Premises and equipment, net	190,645	189,511	198,414	200,618	204,273
FDIC indemnification asset	73,351	74,460	80,522	91,648	92,902
Covered other real estate owned	61,988	67,634	78,890	99,090	106,024
Other assets	657,805	832,344	601,181	565,813	644,916
Goodwill	251,808	251,808	251,808	251,808	251,808
Other intangible assets, net	47,112	49,690	52,274	54,868	58,916
Total assets	$12,423,276	$13,077,902	$11,731,928	$11,867,001	$12,389,456

Deposits:
Non-interest bearing	$2,232,813	$2,280,108	$2,233,608	$2,235,436	$2,173,890
Interest bearing	4,797,772	4,846,705	4,750,567	4,717,247	4,646,859
Total deposits	7,030,585	7,126,813	6,984,175	6,952,683	6,820,749
Broker-dealer and clearing organization payables	1,251,839	2,111,994	1,284,016	1,338,305	2,045,604
Short-term borrowings	1,265,022	1,012,862	832,921	947,373	910,490
Securities sold, not yet purchased, at fair value	164,633	178,235	165,704	130,044	156,775
Notes payable	313,313	319,636	232,190	238,716	243,556
Junior subordinated debentures	67,012	67,012	67,012	67,012	67,012
Other liabilities	481,504	464,904	405,899	454,743	428,442
Total liabilities	10,573,908	11,281,456	9,971,917	10,128,876	10,672,628

Common stock	985	985	986	989	989
Additional paid-in capital	1,570,025	1,568,053	1,567,150	1,577,270	1,574,769
Accumulated other comprehensive income	8,039	8,782	6,878	2,629	4,592
Retained earnings	266,048	214,116	183,042	155,475	134,748
Deferred compensation employee stock trust, net	900	938	1,020	1,034	1,182
Employee stock trust	(309)	(347)	(428)	(443)	(590)
Total Hilltop stockholders' equity	1,845,688	1,792,527	1,758,648	1,736,954	1,715,690
Noncontrolling interests	3,680	3,919	1,363	1,171	1,138
Total stockholders' equity	1,849,368	1,796,446	1,760,011	1,738,125	1,716,828
Total liabilities & stockholders' equity	$12,423,276	$13,077,902	$11,731,928	$11,867,001	$12,389,456

	Three Months Ended
Consolidated Income Statements	September 30,	June 30,	March 31,	December 31,	September 30,
(in 000's, except per share data)	2016	2016	2016	2015	2015
Interest income:
Loans, including fees	$97,590	$98,468	$91,533	$94,689	$111,315
Securities borrowed	9,037	6,326	7,589	11,242	10,116
Securities:
Taxable	5,935	6,834	6,367	7,046	6,262
Tax-exempt	1,518	1,537	1,637	1,647	1,683
Other	1,183	1,037	1,028	1,338	1,169
Total interest income	115,263	114,202	108,154	115,962	130,545

Interest expense:
Deposits	3,996	4,037	3,839	3,589	3,719
Securities loaned	6,954	4,916	5,987	8,388	7,110
Short-term borrowings	1,497	1,392	1,085	1,218	1,189
Notes payable	2,793	2,618	2,582	2,661	2,524
Junior subordinated debentures	673	655	645	616	605
Other	180	187	176	177	187
Total interest expense	16,093	13,805	14,314	16,649	15,334

Net interest income	99,170	100,397	93,840	99,313	115,211
Provision for loan losses	3,990	28,876	3,407	4,277	5,593
Net interest income after provision for loan losses	95,180	71,521	90,433	95,036	109,618

Noninterest income:
Net realized gains (losses) on securities	—	(46)	46	—	—
Net gains from sale of loans and other mortgage production income	175,412	167,012	127,297	114,080	137,303
Mortgage loan origination fees	26,807	25,797	18,813	19,514	22,647
Net insurance premiums earned	38,747	38,721	39,733	41,001	41,196
Securities commissions and fees	39,722	40,442	38,317	37,459	39,070
Investment and securities advisory fees and commissions	31,129	29,354	23,819	33,678	27,667
Other	42,641	44,725	29,350	31,195	28,586
Total noninterest income	354,458	346,005	277,375	276,927	296,469

Noninterest expense:
Employees' compensation and benefits	225,194	217,398	182,761	182,472	200,620
Loss and loss adjustment expenses	16,055	37,211	21,959	21,630	17,335
Policy acquisition and other underwriting expenses	11,064	11,316	11,252	11,928	11,784
Occupancy and equipment, net	27,460	26,971	27,833	30,285	29,341
Other	84,360	74,469	81,384	92,406	74,422
Total noninterest expense	364,133	367,365	325,189	338,721	333,502

Income before income taxes	85,505	50,161	42,619	33,242	72,585
Income tax expense	33,017	18,439	14,423	12,020	25,338
Net income	52,488	31,722	28,196	21,222	47,247
Less: Net income attributable to noncontrolling interest	556	648	629	495	353
Income attributable to Hilltop	$51,932	$31,074	$27,567	$20,727	$46,894

Earnings per common share:
Basic	$0.53	$0.32	$0.28	$0.21	$0.47
Diluted	$0.53	$0.32	$0.28	$0.21	$0.47
Weighted average shares outstanding:
Basic	98,490	98,457	98,153	98,412	98,676
Diluted	98,625	98,586	98,669	99,266	99,556

	Three Months Ended September 30, 2016
Segment Results			Mortgage			All Other and	Hilltop
(in 000's)	Banking	Broker-Dealer	Origination	Insurance	Corporate	Eliminations	Consolidated
Net interest income (expense)	$90,549	$7,823	$(3,076)	$716	$(1,854)	$5,012	$99,170
Provision for loan losses	4,179	(189)	—	—	—	—	3,990
Noninterest income	12,711	103,511	202,560	41,170	—	(5,494)	354,458
Noninterest expense	61,536	94,094	168,303	30,415	10,041	(256)	364,133
Income (loss) before income taxes	$37,545	$17,429	$31,181	$11,471	$(11,895)	$(226)	$85,505

	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
Selected Financial Data	2016	2016	2016	2015	2015

Hilltop Consolidated:
Return on average stockholders' equity	11.41%	7.07%	6.32%	4.70%	10.97%
Return on average assets	1.69%	1.05%	0.96%	0.68%	1.49%
Net interest margin (1)	3.65%	3.77%	3.67%	3.70%	4.18%
Net interest margin (taxable equivalent) (2):
As reported	3.67%	3.80%	3.70%	3.73%	4.20%
Impact of purchase accounting	64 bps	72 bps	74 bps	79 bps	137 bps
Book value per common share ($)	18.73	18.20	17.84	17.56	17.35
Shares outstanding, end of period (000's)	98,541	98,498	98,585	98,896	98,893

Banking Segment:
Net interest margin (1)	4.50%	4.85%	4.70%	4.90%	5.77%
Net interest margin (taxable equivalent) (2):
As reported	4.53%	4.87%	4.73%	4.92%	5.79%
Impact of purchase accounting	90 bps	104 bps	103 bps	119 bps	210 bps
Accretion of discount on loans ($000's)	15,969	17,344	16,631	19,503	36,000
Non-covered net charge-offs (recoveries) ($000's)	3,108	26,130	650	2,088	1,775
Return on average assets	1.09%	0.66%	0.98%	1.07%	1.64%
Fee income ratio	12.31%	12.67%	13.08%	13.83%	11.64%
Efficiency ratio	59.59%	52.32%	64.97%	62.78%	50.56%
Employees' compensation and benefits ($000's)	31,167	30,847	29,125	27,456	29,881

Broker-Dealer Segment:
Employees' compensation and benefits ($000's)	68,051	63,976	57,816	62,868	64,099
Variable compensation expense ($000's)	42,446	38,750	29,431	35,298	36,157
Compensation as a % of net revenue	61.1%	58.0%	65.7%	63.2%	69.6%
Pre-tax margin	15.65%	16.58%	4.28%	3.70%	1.58%

Mortgage Origination Segment:
Mortgage loan originations - volume ($000's):
Home purchases	3,191,851	3,261,386	2,050,825	2,344,328	2,945,626
Refinancings	1,300,702	889,078	878,291	721,308	693,572
Total mortgage loan originations - volume	4,492,553	4,150,464	2,929,116	3,065,636	3,639,198
Mortgage loan sales - volume ($000's)	4,349,794	3,964,190	3,117,605	2,888,903	3,699,047
Mortgage servicing rights asset ($000's) (3)	43,751	33,491	39,863	52,285	47,527
Employees' compensation and benefits ($000's)	120,548	117,537	90,690	87,387	101,490
Variable compensation expense ($000's)	75,271	74,604	51,689	48,706	64,582

Insurance Segment:
Loss and LAE ratio	41.4%	96.1%	55.3%	52.8%	42.1%
Expense ratio	33.6%	33.9%	33.2%	34.2%	33.3%
Combined ratio	75.0%	130.0%	88.5%	87.0%	75.4%
Employees' compensation and benefits ($000's)	2,401	2,304	2,178	2,180	2,182

(1)	Net interest margin is defined as net interest income divided by average interest-earning assets.
(2)

Net interest margin (taxable equivalent), a non-GAAP measure, is defined as taxable equivalent net interest income divided by average interest-earning assets. Annualized taxable equivalent adjustments are based on a 35% federal income tax rate. The interest income earned on certain earning assets is completely or partially exempt from federal income tax. As such, these tax-exempt instruments typically yield lower returns than taxable investments. To provide more meaningful comparisons of net interest margins for all earning assets, we use net interest income on a taxable-equivalent basis in calculating net interest margin by increasing the interest income earned on tax-exempt assets to make it fully equivalent to interest income earned on taxable investments. For the periods presented, the taxable equivalent adjustments to interest income for Hilltop Consolidated were $0.5 million, $0.6 million, $0.7 million, $0.8 million and $0.8 million, respectively, and for the Banking Segment were $0.4 million, $0.5 million, $0.4 million, $0.4 million and $0.4 million, respectively.

(3)	Reported on a consolidated basis and therefore does not include mortgage servicing rights assets related to loans serviced for the banking segment, which are eliminated in consolidation.

	September 30,	June 30,	March 31,	December 31,	September 30,
Capital Ratios	2016	2016	2016	2015	2015
Tier 1 capital (to average assets):
Bank	12.65%	12.72%	12.70%	13.22%	12.77%
Hilltop	13.41%	13.18%	13.35%	12.65%	12.01%
Common equity Tier 1 capital (to risk-weighted assets):
Bank	15.15%	14.71%	15.10%	16.23%	17.36%
Hilltop	17.80%	16.67%	17.56%	17.87%	18.36%
Tier 1 capital (to risk-weighted assets):
Bank	15.15%	14.77%	15.12%	16.25%	17.36%
Hilltop	18.37%	17.26%	18.17%	18.48%	18.89%
Total capital (to risk-weighted assets):
Bank	15.90%	15.51%	15.87%	16.99%	18.13%
Hilltop	18.82%	17.69%	18.60%	18.89%	19.29%

	September 30,	June 30,	March 31,	December 31,	September 30,
Non-Covered Non-Performing Loans Portfolio Data	2016	2016	2016	2015	2015

Non-covered loans accounted for on a non-accrual basis ($000's):
Commercial and industrial	19,651	18,412	19,179	17,764	22,302
Real estate	4,817	4,777	7,802	7,160	7,087
Construction and land development	703	139	102	114	118
Consumer	50	61	1	7	14
Broker-dealer	—	—	—	—	—
	25,221	23,389	27,084	25,045	29,521

Non-covered non-performing loans as a % of total non-covered loans	0.34%	0.33%	0.40%	0.37%	0.46%

Non-covered other real estate owned ($000's)	3,063	2,656	543	394	511

Other repossessed assets ($000's)	1,654	—	30	—	—

Non-covered non-performing assets ($000's)	29,938	26,045	27,657	25,439	30,032

Non-covered non-performing assets as a % of total assets	0.24%	0.20%	0.24%	0.21%	0.24%

Non-covered non-PCI loans past due 90 days or more and still accruing ($000's)	41,824	50,032	51,943	50,776	37,435

Troubled debt restructurings included in accruing non-covered loans ($000's)	1,216	1,235	1,409	1,418	3,664

	Three Months Ended September 30,
	2016			2015
	Average	Interest	Annualized	Average	Interest	Annualized
	Outstanding	Earned or	Yield or	Outstanding	Earned or	Yield or
	Balance	Paid	Rate	Balance	Paid	Rate
Assets
Interest-earning assets
Loans, gross (1)	$7,315,433	$97,590	5.26%	$6,636,328	$111,315	6.64%
Investment securities - taxable	999,394	5,915	2.36%	1,110,813	6,243	2.24%
Investment securities - non-taxable (2)	296,013	2,052	2.77%	253,170	2,439	3.85%
Federal funds sold and securities purchased under agreements to resell	185,533	52	0.11%	122,826	20	0.07%
Interest-bearing deposits in other financial institutions	478,560	567	0.47%	442,689	237	0.21%
Other	1,542,155	9,622	2.44%	2,381,905	11,047	1.82%
Interest-earning assets, gross	10,817,088	115,798	4.22%	10,947,731	131,301	4.74%
Allowance for loan losses	(53,470)			(43,446)
Interest-earning assets, net	10,763,618			10,904,285
Noninterest-earning assets	1,588,921			1,706,720
Total assets	$12,352,539			$12,611,005

Liabilities and Stockholders' Equity
Interest-bearing liabilities
Interest-bearing deposits	$4,851,952	$3,996	0.33%	$4,709,244	$3,719	0.31%
Notes payable and other borrowings	2,729,466	12,097	1.76%	3,385,804	11,615	1.36%
Total interest-bearing liabilities	7,581,418	16,093	0.84%	8,095,048	15,334	0.75%
Noninterest-bearing liabilities
Noninterest-bearing deposits	2,251,744			2,177,319
Other liabilities	705,985			641,456
Total liabilities	10,539,147			10,913,823
Stockholders’ equity	1,810,266			1,696,396
Noncontrolling interest	3,126			786
Total liabilities and stockholders' equity	$12,352,539			$12,611,005

Net interest income (2)		$99,705			$115,967
Net interest spread (2)			3.38%			3.99%
Net interest margin (2)			3.67%			4.20%

(1)	Average balance includes non-accrual loans.
(2)

Annualized taxable equivalent adjustments are based on a 35% federal income tax rate. The taxable equivalent adjustments to interest income were $0.5 million and $0.8 million for the three months ended September 30, 2016 and 2015, respectively.

	September 30,	June 30,	March 31,	December 31,	September 30,
PlainsCapital Bank - Energy Exposure	2016	2016	2016	2015	2015

Select Energy Statistics
Outstanding energy loan balance ($M)	168.8	223.6	233.5	179.8	194.9
Energy unfunded commitments ($M)	120.7	88.5	102.9	108.7	110.0
Energy loans as a % of total loans	3.1%	4.2%	4.5%	3.6%	4.0%
Classified and criticized energy loans ($M):
Criticized energy loans	1.8	12.7	13.0	3.4	0.0
Performing classified energy loans	24.2	22.1	33.4	25.7	27.0
Non-performing classified energy loans	13.4	6.7	4.9	3.6	2.8
	39.4	41.5	51.3	32.7	29.8

Unimpaired energy reserves ($M)	10.0	9.8	9.2	7.3	6.5
Energy reserves as a % of energy loans	6.7%	4.7%	4.3%	4.4%	3.4%
Energy NCOs ($M)	1.0	0.4	0.2	1.2	1.1

Energy Portfolio Breakdown
Exploration and production	13%	10%	13%	19%	20%
Services:
Field services	26%	22%	22%	21%	15%
Pipeline construction	21%	15%	15%	23%	25%
	47%	37%	37%	44%	40%
Midstream:
Distribution	21%	38%	37%	25%	25%
Transportation	11%	9%	7%	7%	7%
	32%	47%	44%	32%	32%
Other:
Wholesalers	1%	1%	1%	2%	2%
Equipment rentals	0%	0%	0%	1%	5%
Equipment wholesalers	7%	5%	5%	2%	1%
Total	100%	100%	100%	100%	100%

Conference Call Information

Hilltop will host a live webcast and conference call at 8:00 AM Central (9:00 AM Eastern) on Friday,  October 28, 2016. Hilltop Co-CEOs Jeremy B. Ford and Alan B. White and other key management members will discuss results for the third quarter of 2016. Interested parties can access the conference call by dialing 1-877-508-9457 (domestic) or 1-412-317-0789 (international). The conference call also will be webcast simultaneously on Hilltop’s Investor Relations website (http://ir.hilltop-holdings.com).

About Hilltop

Hilltop Holdings is a Dallas-based financial holding company. Its primary line of business is to provide business and consumer banking services from offices located throughout Texas through PlainsCapital Bank. PlainsCapital Bank’s wholly owned subsidiary, PrimeLending, provides residential mortgage lending throughout the United States. Hilltop Holdings’ broker-dealer subsidiaries, Hilltop Securities Inc. and Hilltop Securities Independent Network Inc., provide a full complement of securities brokerage, institutional and investment banking services in addition to clearing services and retail financial advisory. Through Hilltop Holdings’ other wholly owned subsidiary, National Lloyds Corporation, it provides property and casualty insurance through two insurance companies, National Lloyds Insurance Company and American Summit Insurance Company. At September 30, 2016, Hilltop employed approximately 5,500 people and operated approximately 450 locations in 44 states. Hilltop Holdings' common stock is listed on the New York Stock Exchange under the symbol "HTH." Find more information at Hilltop-Holdings.com, PlainsCapital.com, PrimeLending.com, Nationallloydsinsurance.com and Hilltopsecurities.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements anticipated in such statements. Forward-looking statements speak only as of the date they are made and, except as required by law, we do not assume any duty to update forward-looking statements. Such forward-looking statements include, but are not limited to, statements concerning such things as our business strategy, our financial condition, our efforts to make strategic acquisitions, the integration of the operations acquired in the SWS Merger, our revenue, our liquidity and sources of funding, market trends, operations and business, stock repurchases, dividend payments, expectations concerning mortgage loan origination volume, expected losses on covered loans and related reimbursements from the Federal Deposit Insurance Corporation (“FDIC”), expected levels of refinancing as a percentage of total loan origination volume, projected losses on mortgage loans originated, anticipated changes in our revenues or earnings, the effects of government regulation applicable to our operations, the appropriateness of our allowance for loan losses and provision for loan losses, the collectability of loans and the outcome of litigation,  our other plans, objectives, strategies, expectations and intentions and other statements that are not statements of historical fact, and may be identified by words such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “might,” “plan,” “probable,” “projects,” “seeks,” “should,” “target,” “view” or “would” or the negative of these words and phrases or similar words or phrases. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: (i) our ability to estimate loan losses; (ii) changes in the default rate of our loans; (iii)  changes in general economic, market and business conditions in areas or markets where we compete, including changes in the price of crude oil; (iv) risks associated with concentration in real estate related loans;  (v) risks associated with merger and acquisition integration, including our ability to promptly and effectively integrate our businesses with those acquired in the SWS Merger and achieve the anticipated synergies and cost savings in connection therewith, as well as the diversion of management time on acquisition- and integration-related issues;  (vi) severe catastrophic events in Texas and other areas of the southern United States; (vii) changes in the interest rate environment; (viii) cost and availability of capital; (vix) effectiveness of our data security controls in the face of cyber attacks; (x) changes in state and federal laws, regulations or policies affecting one or more of the our business segments, including changes in regulatory fees, deposit insurance premiums, capital requirements and the Dodd-Frank Wall Street Reform and Consumer Protection Act; (xi) approval of new, or changes in, accounting policies and practices; (xii) changes in key management; (xiii) competition in our banking, broker-dealer, mortgage origination and insurance segments from other banks and financial institutions, as well as investment banking and financial advisory firms, mortgage bankers, asset-based non-bank lenders, government agencies and insurance companies; (xiv) our ability to obtain reimbursements for losses on acquired loans under loss-share agreements with the FDIC to the extent the FDIC determines that we did not adequately manage the covered loan portfolio; (xv) failure of our insurance segment reinsurers to pay obligations under reinsurance contracts; and (xvi) our ability to use excess cash in an effective manner, including the execution of successful acquisitions. For further discussion of such factors, see the risk factors described in the Hilltop Annual Report on Form 10-K for the year ended December 31, 2015 and other reports filed with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement.

Source: Hilltop Holdings Inc.